EX.99.e.iv

SECOND AMENDMENT TO FQF TRUST

ETF DISTRIBUTION AGREEMENT

This Second Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of May 31, 2017, as amended or novated, by and between FQF Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is hereby entered into as of May 13, 2019 (the “Effective Date”).

WHEREAS, the Trust and Foreside desire to amend Exhibit A of the Agreement to reflect the addition of AGFiQ Global Infrastructure ETF, and AGFiQ Dynamic Hedged U.S. Equity ETF; and

WHEREAS, Section 8(c) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the parties;

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1. Exhibit A to the Agreement is hereby amended and restated as provided on Exhibit A attached hereto.

2. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3. All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4. This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FQF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ William DeRoche	By:	/s/ Mark Fairbanks
	Name: William DeRoche, President		Name: Mark Fairbanks, Vice President

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

As of May 13, 2019

AGFiQ U.S. Market Neutral Momentum Fund

AGFiQ U.S. Market Neutral Value Fund

AGFiQ U.S. Market Neutral Size Fund

AGFiQ U.S. Market Neutral Anti-Beta Fund

AGFiQ Hedged Dividend Income Fund

AGFiQ Equal Weighted High Momentum Factor Fund

AGFiQ Equal Weighted Low Beta Factor Fund

AGFiQ Equal Weighted Value Factor Fund

AGFiQ Global Infrastructure ETF

AGFiQ Dynamic Hedged U.S. Equity ETF

A-1